SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

Eagle Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 27, 2012, the Board of Directors of Eagle Bancorp, Inc. (the “Company”) unanimously approved an amendment to the Company’s bylaws to declassify the Board of Directors. Commencing with the Annual Meeting of Shareholders to be held in 2013, directors elected at Annual Meetings of Shareholders will be elected to serve one-year terms. Directors appointed or elected by the Board of Directors to fill a vacancy, if any, prior to the Annual Meeting of Shareholders to be held in 2013 will be appointed for a term ending at the 2013 Annual Meeting of Shareholders. The Company’s Board of Directors is currently divided into two classes of directors, serving staggered terms. As a result of the amendment, directors who have been elected to two-year terms prior to the effectiveness of the amendment (including Class B directors elected at the 2012 Annual Meeting) will complete those terms. Thereafter, their successors will be elected to one-year terms and from and after the 2014 Annual Meeting, all directors will stand for election annually.

The amendment, which is effective immediately, reads in its entirety as follows:

Article III Section 2 of the Bylaws of the Corporation is amended to read in its entirety as follows:

“SECTION 2.  Number, Term and Election.  The maximum number of directors is fixed by the Corporation’s Articles of Incorporation and may be altered only by amendment thereto.  The minimum number of directors shall be three (3).  Commencing with the Annual Meeting of Shareholders to be held in 2013, directors shall be elected to serve a term of office of one (1) year, until the next Annual Meeting of Shareholders to be held after their election, or until their respective successors shall be elected and qualified.  Notwithstanding the foregoing, Class B directors elected at the 2012 Annual Meeting of Shareholders shall serve until the 2014 Annual Meeting of Shareholders and until their respective successors shall be elected and qualified, subject, however, to their prior death, resignation, retirement, disqualification or removal from office. Commencing with the 2014 Annual Meeting of Shareholders, the Board of Directors shall consist of a single class of directors. The Board of Directors may, by a vote of a majority of the directors then in office, between Annual Meetings of Shareholders, increase or decrease the membership of the Board of Directors within such limits, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.  Where any vacancy on the Board of Directors is filled by the action of the Board of Directors, the director so elected or appointed shall serve a term of office extending until the next Annual Meeting of Shareholders to be held after their election or appointment, or until their respective successors shall be elected and qualified.”

Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not applicable.

(c)  Shell Company Transactions.  Not applicable.

(d)  Exhibits.

3.2	Amended and Restated Bylaws of Eagle Bancorp, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: June 27, 2012